Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated financial statements of Barnes & Noble, Inc. (“Barnes & Noble” or the “Company”) have been derived from its historical consolidated financial statements and are being presented to give effect to the separation of Barnes & Noble Education, Inc. (BNED) into an independent, publicly traded company. Effective with the filing of the Company’s Form 10-Q for the period ending October 31, 2015, BNED will be reported as a discontinued operation of the Company. The unaudited pro forma consolidated balance sheet has been prepared as though the separation of BNED occurred on May 2, 2015. The unaudited pro forma consolidated statement of operations for the 52 weeks ended May 2, 2015, 53 weeks ended May 3, 2014 and 52 weeks ended April 27, 2013 have been prepared as though the separation of BNED occurred on April 29, 2012. The following unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s historical financial statements and accompanying notes.

In connection with the separation of BNED, the Company and BNED entered into a Separation and Distribution Agreement on July 14, 2015 and several other ancillary agreements on August 2, 2015. These agreements will govern the relationship between the Company and BNED after the separation and allocate between the Company and BNED various assets, liabilities, rights and obligations following the separation, including employee benefits, intellectual property, information technology, insurance, and tax-related assets and liabilities. The agreements also describe the Company’s future commitments to provide BNED with certain transition services.

The information in the “Separation of BNED” column in the unaudited pro forma consolidated income statement was derived from the Company’s audited consolidated financial statements and the related accounting records for the 52 weeks ended May 2, 2015, 53 weeks ended May 3, 2014, and 52 weeks ended April 27, 2013 and reflects the financial results of the BNED business, adjusted to include certain costs directly attributable to BNED and to exclude corporate overhead costs that were previously allocated to BNED as described in BNED’s Form S-1 which was filed with the Securities and Exchange Commission (“SEC”) that was declared effective by the SEC on July 15, 2015. The information in the “Separation of BNED” column in the unaudited pro forma consolidated balance sheet was derived from BNED’s audited consolidated financial statements and related accounting records as of May 2, 2015, adjusted to include certain asset and liabilities that were transferred to or from BNED pursuant to the Separation and Distribution Agreement.

The pro forma adjustments are based on available information and assumptions management believes are factually supportable. The pro forma adjustments to reflect the separation of BNED include:

•	Settlement of payables to BNED.

•	Conversions of redeemable preferred shares.

•	Costs incurred in connection with the separation of BNED.

•	Reclassification and re-measurement of the remaining tax balances after the separation of BNED.

•	Elimination of the Company’s equity interest in BNED.

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only. These unaudited pro forma consolidated financial statements do not purport to be a complete presentation of the Company’s financial position or results of operations had the separation and related transactions contemplated by the Separation and Distribution Agreement and related agreements occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the Company’s future financial position or future results of operations. These unaudited pro forma consolidated financial statements and the accompanying unaudited notes should be read together with our annual report on Form 10-K for the year ended May 2, 2015.

Barnes & Noble, Inc.

Pro Forma Consolidated Statement of Operations

Year Ended May 2, 2015

	Fiscal 2015
	As Reported	Separation of BNED (a)	Pro Forma Adjustments (a)		Pro Forma
(In thousands, except per share data)

Sales	$6,069,497	(1,772,542)	—		$4,296,955
Cost of sales and occupancy	4,196,998	(1,326,441)	(1,732	)(b)	2,868,825

Gross profit	1,872,499	(446,101)	1,732		1,428,130

Selling and administrative expenses	1,545,152	(339,834)	(13,819	)(b)(c)	1,191,499
Depreciation and amortization	194,174	(50,509)	—		143,665

Operating income	133,173	(55,758)	15,551		92,966
Interest expense, net	17,890	(210)	—		17,680

Income before income taxes	115,283	(55,548)	15,551		75,286
Income taxes	78,687	(29,716)	6,775	(d)	55,746

Net income	$36,596	(25,832)	8,776		$19,540

Earnings Per Share:
Basic	$0.21			(f)	$0.18
Diluted	$0.21			(f)	$0.18
Weighted-Average Shares Outstanding
Basic	60,842			(f)	72,947
Diluted	60,928			(f)	73,033

Barnes & Noble, Inc.

Pro Forma Consolidated Statement of Operations

Year Ended May 3, 2014

	Fiscal 2014
	As Reported	Separation of BNED (a)	Pro Forma Adjustments (a)		Pro Forma
(In thousands, except per share data)

Sales	$6,381,357	(1,748,012)	—		$4,633,345
Cost of sales and occupancy	4,523,422	(1,309,026)	(1,726	)(b)	3,212,670

Gross profit	1,857,935	(438,986)	1,726		1,420,675

Selling and administrative expenses	1,606,936	(317,817)	(3,277	)(b)(c)	1,285,842
Depreciation and amortization	216,807	(48,014)	—		168,793

Operating income (loss)	34,192	(73,155)	5,003		(33,960)
Interest expense, net	29,507	(385)	—		29,122

Income (loss) before income taxes	4,685	(72,770)	5,003		(63,082)
Income taxes	51,953	(24,563)	—	(e)	27,390

Net income (loss)	$(47,268)	(48,207)	5,003		$(90,472)

Loss Per Share:
Basic	$(1.12)			(f)	$(1.30)
Diluted	$(1.12)			(f)	$(1.30)
Weighted-Average Shares Outstanding
Basic	58,971			(f)	71,076
Diluted	58,971			(f)	71,076

Barnes & Noble, Inc.

Pro Forma Consolidated Statement of Operations

Year Ended April 27, 2013

	Fiscal 2013
	As Reported	Separation of BNED (a)	Pro Forma Adjustments (a)		Pro Forma
(In thousands, except per share data)

Sales	$6,839,005	(1,763,244)	—		$5,075,761
Cost of sales and occupancy	5,156,499	(1,356,435)	(1,907	)(b)	3,798,157

Gross profit	1,682,506	(406,809)	1,907		1,277,604

Selling and administrative expenses	1,675,376	(294,254)	(2,023	)(b)	1,379,099
Depreciation and amortization	227,134	(46,849)	—		180,285

Operating income (loss)	(220,004)	(65,706)	3,930		(281,780)
Interest expense, net	35,345	(4,871)	—		30,474

Income (loss) before income taxes (benefit)	(255,349)	(60,835)	3,930		(312,254)
Income taxes (benefit)	(97,543)	(23,327)	1,818	(d)	(119,052)

Net income (loss)	$(157,806)	(37,508)	2,112		$(193,202)

Loss Per Share:
Basic	$(3.02)			(f)	$(2.76)
Diluted	$(3.02)			(f)	$(2.76)
Weighted-Average Shares Outstanding
Basic	58,247			(f)	70,352
Diluted	58,247			(f)	70,352

Barnes & Noble, Inc.

Pro Forma Consolidated Balance Sheet

As of May 2, 2015

	As Reported May 2, 2015	Separation of BNED(a)	Pro Forma Adjustments(a)		Pro Forma May 2, 2015
(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$74,360	(59,714)	(3,657	)(f)	$10,989
Receivables, net	98,576	(38,310)	—		60,266
Receivable from Affiliate	—	(38,241)	38,241	(g)	—
Merchandise inventories, net	1,293,164	(297,424)	—		995,740
Textbook rental inventories	55,075	(47,550)	—		7,525
Prepaid expenses and other current assets	65,331	(4,625)	—		60,706
Short-term deferred tax assets	142,809	(26,037)	—		116,772

Total current assets	1,729,315	(511,901)	34,584		1,251,998

Property and equipment:
Land and land improvements	2,541	—	—		2,541
Buildings and leasehold improvements	1,207,039	(149,065)	—		1,057,974
Fixtures and equipment	1,866,719	(335,403)	—		1,531,316

	3,076,299	(484,468)	—		2,591,831
Less accumulated depreciation and amortization	2,627,007	(376,911)	—		2,250,096

Net property and equipment	449,292	(107,557)	—		341,735

Goodwill	489,267	(274,070)	—		215,197
Intangible assets, net	513,842	(198,190)	—		315,652
Other noncurrent assets	47,789	(39,885)	—		7,904

Total assets	$3,229,505	(1,131,603)	34,584		$2,132,486

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$655,064	(170,101)	—		$484,963
Accrued liabilities	434,049	(97,775)	—		336,274
Gift card liabilities	358,146	—	—		358,146

Total current liabilities	1,447,259	(267,876)	—		1,179,383

Long-term debt	—	—	38,241	(g)	38,241
Long-term deferred taxes	200,527	(63,722)	—		136,805
Other long-term liabilities	196,302	(70,426)	—		125,876

Redeemable Preferred Shares; $0.001 par value; 5,000 shares authorized; 204 shares issued	196,059	—	(196,059	)(f)	—

Shareholders’ equity:
Common stock; $0.001 par value; 300,000 shares authorized; 98,115 shares issued	98	—	12	(f)	110
Additional paid-in capital	1,927,997	(647,577)	205,750	(f)	1,486,170
Accumulated other comprehensive loss	(16,533)	—	—		(16,533)
Retained earnings	357,512	(82,002)	(13,360	)(f)	262,150
Treasury stock, at cost, 34,841 shares	(1,079,716)	—	—		(1,079,716)

Total shareholders’ equity	1,189,358	(729,579)	192,402		652,181

Commitments and contingencies	—	—	—		—

Total liabilities and shareholders’ equity	$3,229,505	(1,131,603)	34,584		$2,132,486

Notes to Unaudited Pro Forma Consolidated Financial Information

(a)	Separation of BNED reflects the operations, assets, liabilities and equity of B&N Education. The pro forma adjustments include adjustments to assets, liabilities, revenues and costs that are specifically identifiable or have been allocated directly to BNED. The reduction of Shareholders’ equity represents the Company’s interest in BNED, which was ultimately distributed to the Company’s shareholders on August 2, 2015.

(b)	The Company entered into a transition agreement with BNED and agreed to provide certain services post-separation, including order fulfillment from the Barnes & Noble distribution center; IT systems support; HR support; and gift card administration.

(c)	The adjustment to selling and administrative expenses includes the removal of $11.5 million and $0.9 million of expenses incurred during the years ended May 2, 2015 and May 3, 2014, respectively, that are directly related to the separation. These costs were primarily related to tax, accounting and other professional fees. As these costs represent material, nonrecurring costs directly related to the separation, a pro forma adjustment was made to reverse the costs.

(d)	The provision for income taxes related to the pro forma adjustments for the fiscal years 2013 and 2015 have been estimated based on our historic blended statutory tax rate for the same period. The actual blended statutory rate of Barnes & Noble, Inc. could be different (either higher or lower) depending on activities subsequent to the distribution.

(e)	The provision for income taxes related to the pro forma adjustments for the fiscal year 2014 has been estimated based on our historic blended statutory tax rate for the same period, including the tax effect of the valuation allowance. The actual blended statutory tax rate of Barnes & Noble, Inc. could be different (either higher or lower) depending on activities subsequent to the distribution.

(f)	To reflect the conversion of all outstanding Series J Preferred Stock, which occurred during the first quarter of fiscal 2016 in anticipation of the distribution of BNED.

(g)	Represents the settlement of $38.2 million of related party payables due to BNED.